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                                                                   EXHIBIT 10.18



                                    SUBLEASE

1.    PARTIES
      This Sublease, dated August 9, 1996, is made between Omni Insurance Company ("Sublessor") and Suburban Lodges of America, Inc. ("Sublessee").

2.    MASTER LEASE
      Sublessor is the lessee under a written lease dated August 21, 1991, leased to Sublessor the real property located in the County of Cobb, State of Georgia, described as approximately 22,975 rentable square feet at 1000 Parkwood Circle, Atlanta, Georgia 30339 ("Master Premises"). Said lease has been amended by the following amendments: First Amendment, dated July 1, 1994 and Second Amendment dated November 4, 1994. Master Lease and the First and Second Amendments are attached hereto as Exhibit "A".

3.    PREMISES
      Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease the following portion of the Master Premises ("Premises"): 7749 Rentable Square Feet on the 8th floor of 1000 Parkwood Circle, Atlanta, Georgia 30339, as outlined in "red" and attached hereto as Exhibit "B".

4.    WARRANTY BY SUBLESSOR
      Sublessor warrants and represents to Sublessee that the Master Lease has not been amended or modified except as expressly set forth herein, that Sublessor is not now, and as of the commencement of the Term hereof will not be, in default or breach of any of the provisions of the Master Lease, and that Sublessor has no knowledge of any claim by Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease.

5.    TERM
      The term of this Sublease shall commence the later of October 1, 1996 or forty-five (45) days following delivery to Sublessee of a fully executed Sublease including Lessor's Consent ("Commencement Date"), and end on August 31, 2000 ("Termination Date"). Sublessor and Sublessee shall execute a memorandum setting forth the actual date of commencement of the Term. Possession of the Premises ("Possession") shall be delivered to Sublessee upon receipt of Lessor's written consent. Notwithstanding the foregoing, if Sublessor has not delivered Possession to Sublessee by September 7, 1996, then at any time thereafter and before deliver of Possession, Sublessee may, but does not have the obligation to, give written notice to Sublessor of Sublessee's intention to cancel this Sublease. Said notice shall set forth an effective date for such cancellation which shall be at least five (5) days after delivery of said notice to Sublessor. If Sublessor delivers Possession to Sublessee on or before such effective date, this Sublease shall remain in full force and effect. If Sublessor fails to deliver Possession to Sublessee on or before such effective date, this Sublease shall be canceled, in which case all minimum rent previously paid by Sublessee to Sublessor on account of this Sublease shall be returned to Sublessee, this Sublease shall thereafter be of no further force or effect, and Sublessor shall have not further liability to Sublessee on account of such delay or cancellation. If Sublessor permits Sublessee to take Possession prior to the




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      commencement of the Term, such early Possession shall not advance
      Termination Date and shall be subject to the provisions of this Sublease, except that the obligation to pay rent shall begin on the Commencement Date.

6.    RENT

      6.1   MINIMUM RENT

            Sublessee shall pay to Sublessor as minimum rent, without deduction, set off, notice, or demand, at Omni Insurance Company, Suite 1000, 1000 Parkwood Circle, Atlanta, GA 30339 or at such other place as Sublessor shall designate from time to time by notice to Sublessee. Such rent shall be due and payable in advance on the first day of each month of the Term.


            The following monthly minimum rent schedule shall apply:
            10/1/96 - 8/31/97             $ 8,852.75
            9/1/97 - 3/31/98              $11,300.63
            4/1/98 - 8/31/98              $11,623.50
            9/1/98 - 8/31/99              $11,946.38
            9/1/99 - 8/3/00               $12,269.25


            Sublessee shall pay to Sublessor upon execution of this Sublease the sum of eight thousand eight hundred fifty-two and 75/100 dollars ($8,852.75) as rent for the first month. If the Term begins or ends on a day other than the first or last day of a month, the rent for the partial month shall be prorated on a per diem basis.

      6.2   OPERATING COSTS.  In accordance with the Master Lease,
            Sublessee shall reimburse Sublessor for all increases in the expenses of operating the building and/or project above the actual pro-rata costs for operating the building for calendar year 1996. Such additional rent shall be payable as and when Operating Costs are payable by Sublessor to Lessor. If the Master Lease provides for the payment by Sublessor for Operating Costs on the basis of an estimate thereof, then as and when adjustments between estimated and actual Operating Costs are made under the Master Lease, the obligations of Sublessor and Sublessee hereunder shall be adjusted in a like manner; and if any such adjustment shall occur after the expiration or earlier termination of the Term, then the obligations of Sublessor and Sublessee under this Subsection 6.2 shall survive such expiration or termination. Sublessor shall, upon request by Sublessee, furnish Sublessee with copies of all statements submitted by Lessor of actual or estimated Operating Costs during the Term.

7.    SECURITY DEPOSIT

      [Intentionally deleted]
8.    USE OF PREMISES

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      The Premises shall be used and occupied only for general administrative and office purposes and for no other use or purpose.

9.    ASSIGNMENT AND SUBLETTING
      Sublessee shall not assign this Sublease or further sublet all or any part of the Premises without the prior written consent of Sublessor, such consent shall not be unreasonably be withheld or delayed (and the consent of Lessor, if such is required under the terms of the Master Lease). Notwithstanding the aforementioned, Sublessee may sublease all or a portion of the premises without Sublessor's prior written consent to any of Sublessee's affiliates, subsidiaries or company in which Sublessee has a controlling interest, however, in the event of any sublease to an affiliate, subsidiary or company in which Sublessee has a controlling interest, Sublessee will remain fully liable for the full and complete performance of Sublessee's obligations hereunder.

10.   OTHER PROVISIONS OF SUBLEASE
      All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder, Sublessee the lessee thereunder, and the Premises the Master Premises. Sublessee assumes and agrees to perform the lessee's obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises, except that the obligation to pay rent to Lessor under the Master Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with Section 6 of this Sublease. Sublessee and Sublessor shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the non-defaulting party for all damage suffered as a result of such termination. Notwithstanding the foregoing. If the Master Lease given Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder. If Sublessor exercises its option to renew the premises, Sublessee shall have the automatic right/option to extend the term of the sublease for two (2) thirty (30) day periods with written notice to Sublessor no later than May 31, 2000. The minimum rent shall be in an amount equal to the rent payable by the Sublessor in accordance with the Sublessor's negotiated renewal terms.

11.   BROKER
      Sublessor and Sublessee warrant and represent that they have dealt with no real estate broker in connection with this Sublease other than COLLIERS CAUBLE & CO. ("Broker") and Alan Joel Properties, Inc. ("Co-Broker"), and that no other broker is entitled to any commission on account of this Sublease. Pursuant to Georgia Real Estate Commission Regulation 520-1-.08, in this transaction, COLLIERS CAUBLE & CO. and

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      Company as broker represents the Sublessor, and Alan Joel Properties,
      Inc. as co-broker represents the Sublessor, and Alan Joel Properties, Inc. as co-broker represents Sublessee. Both Broker and Co-broker shall receive their compensation from the Sublessor in accordance with Sublease Listing Agreement dated January 11, 1996, by and between Colliers Cauble & Co. (Broker) and Omni Insurance Company (Sublessor).

12.   ATTORNEYS' FEES
      If Sublessor, Sublessee, or Broker shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.

13.   TENANT IMPROVEMENTS
      Improvements to the Sublease premises are subject to the prior written approval of the Lessor. Sublessee shall improve the premises per the plans attached as Exhibit "B" of this sublease, or as subsequently modified and approved by Lessor. In consideration for such improvements being completed, Sublessor shall contribute sixty-one thousand dollars ($61,000.00) to the Sublessee immediately upon presentation of bona-fide invoice for such improvements.

14.   SUBLESSEE'S DEFAULT
      Sublessor shall provide sublessee ten (10) days prior written notice to cure any monetary default. Sublessor shall provide sublessee thirty (30) days written notice to cure any nonmonetary default, plus any additional time as is reasonably necessary in the event such nonmonetary default is incapable of being cured in thirty (30) days.

15.   CONSENT BY LESSOR
      THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS CONSENTED TO BY LESSOR WITHIN SIXTY (60) DAYS AFTER EXECUTION HEREOF, IF SUCH CONSENT IS REQUIRED UNDER THE TERMS OF THE MASTER LEASE; WHICH CONSENT SHALL APPROVE CERTAIN CONDITIONS MADE BY SUBLESSEE.


Date:  August 8, 1996                         Date:  August 9, 1996

SUBLESSEE:  Suburban Lodges of America, Inc.  SUBLESSOR:  Omni Insurance Company


By:            /s/                            By:            /s/
   ------------  ---------------------------     ------------  -----------------

Title:  President                             Title:  Senior Vice President

By:           /s/                             By:
   -----------  ----------------------------     -------------------------------

Title:                                        Title:
      --------------------------------------        ----------------------------

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